Amended and Restated Salary Continuation Agreement

This Amended and Restated Salary Continuation Agreement (this “Agreement”) is entered into as of this 29th day of December, 2006, by and between Capital Corp of the West, a California bank holding company (the “Company”), and John Incandela, (the “Executive”). This Agreement amends and restates the amended salary continuation agreement (“Original Agreement”) dated July 20, 2005 (and the other agreements, if any, referenced in the Original Agreement) and entered into by and between Company and the Executive to make changes to comply with section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and make other changes.

Recitals

Whereas, recognizing the Executive’s substantial contribution to the success of the Company and intending to encourage the Executive to remain a team member of the Company, the Company entered into the Original Agreement with the Executive, promising specified benefits to the Executive after retirement, payable from the Company’s general assets; and

Whereas, the Company and the Executive have agreed to certain changes in the Agreement; and

Whereas, the Company and the Executive intend that this Agreement shall amend and restate in its entirety the Original Agreement; and

Whereas, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Company, is contemplated insofar as the Company is concerned; and

Whereas, the parties hereto intend that this Agreement shall be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Company’s financial status.

Now, Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows.

Article 1
Definitions

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 “Accrual Balance” means the liability that should be accrued by the Company under generally accepted accounting principles (“GAAP”) for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. In its sole discretion, the Plan Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

1.2 “Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 4.

  1.3 “Beneficiary Designation Form” means the form attached hereto as Exhibit 1 established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4“Change in Control” means a change in control of the Company within the meaning of Internal Revenue Code section 409A and regulations promulgated thereunder and to the extent consistent with section 409A of the Code means the earliest occurrence of one of the following events:

A. A Change In Ownership of the Employer.

A change in ownership of the Employer occurs on the date that any person (or group of persons) acquires ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer, respectively.

B. A Change in Effective Control of the Employer.

A change in effective control of the Employer occurs on the date that:

1. Any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer, respectively; or

2. A majority of members of the Employer’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s Board, respectively prior to the date of the appointment or election.

C. A Change in Ownership of a Substantial Portion of the Employer’s Assets.

A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer, respectively that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Employer, respectively immediately prior to such acquisition or acquisitions.

1.5 “Code” means the Internal Revenue Code of 1986, as amended.

1.6 “Disability” means disabled within the meaning of Internal Revenue Code section 409A and regulations promulgated thereunder.

1.7 “Early Termination Date” means shall mean that date which satisfies all of the following conditions:

(a)	It shall be a date prior to the Executive attaining age 65;

(b)
It shall be the date on which the Executive terminates salaried employment with the Company for any reason other than Termination for Cause, Disability, or a Change in Control and such termination constitutes a Separation of Service; and

(c)	It shall be the date identified by the Executive at the Early Termination Date in a written notice filed with the Company at least 30 days prior to such date.

1.8 “Effective Date” means the date of this Agreement.

1.9 “Intentional,” for purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Company.

1.10 “Normal Retirement Age” The term “Normal Retirement Age” shall mean the day which satisfies the following conditions:

(a)	It shall be a day on or after the Executive attains age 65; and

(b)	It shall be the day on which the Executive terminates salaried employment with the Company for any reason other than Termination for Cause and such termination constitutes a Separation of Service.

1.11 “Plan Administrator” or “Administrator” means the plan administrator described in Article 8.

1.12 “Plan Year” means a twelve month period commencing on January 1 and ending on December 31 of each year.

1.13 “Separation from Service” means the Executive’s service as an executive and independent contractor to the Company and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Company or the Executive’s death. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive’s Separation from Service, the Company shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

1.14 “Termination for Cause” and “Cause” shall have the same meaning specified in the Executive’s Amended and Restated Severance Agreement with the Company existing on the date hereof or any successor to such severance agreement.

Article 2
Lifetime Benefits

2.1 Normal Retirement Benefit. If the Executive shall remain in the continuous employment of the Company until Normal Retirement Age, the Company shall pay to the Executive the benefit described in this section 2.1 in lieu of any other benefit under this Agreement.

2.1.1	Amount of Benefit. The annual benefit under this section 2.1 is $85,000.

2.1.2
Payment of Benefit. Subject to section 2.7 herein, the Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the Executive attains the Normal Retirement Age. The annual benefit shall be paid to the Executive for 15 years.

2.2 Early Retirement Benefit. If the Executive qualifies and elects to retire at the Early Termination Date, the Company shall pay to the Executive the benefit described in this section 2.2 in lieu of any other benefit under this Agreement.

2.2.1	Amount of Benefit. The benefit under this section 2.2 is the Early Termination annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date.

2.2.2
Payment of Benefit. Subject to section 2.7, the Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately following the Early Termination Date. The annual benefit shall be paid to the Executive for 15 years.

2.3 Disability Benefit. In the event the Executive incurs a Disability while actively employed by the Company and has a Separation of Service because of such Disability at any time after the Effective Date, but prior to Executive reaching age 65 or a Change in Control, the Company shall pay to the Executive the benefit described in this section 2.3 instead of any other benefit under this Agreement.

2.3.1
Amount of Benefit. The benefit under this section 2.3 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Separation from Service because of Disability occurs.

2.3.2
Payment of Benefit. Subject to section 2.7 herein, the Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the date the Executive had the Separation from Service because of Disability. The annual benefit shall be paid to the Executive for 15 years.

2.4 Change-in-Control Benefit. If a Change in Control occurs prior to the Executive having a Separation of Service for any reason other than a Change in Control or prior to Executive attaining age 65, the Company shall pay to the Executive the benefit described in this section 2.4 instead of any other benefit under this Agreement.

2.4.1	Amount of Benefit: The benefit under this section 2.4 is the Normal Retirement Age benefit specified in section 2.1.

2.4.2
Payment of Benefit: Subject to section 2.7 herein, the Company shall pay the annual benefit under this section 2.4 to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the Executive attains age 65. The annual benefit shall be paid to the Executive for 15 years.

2.5 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and Schedule A attached hereto concerning the actual amount of a particular benefit amount due the Executive under sections 2.2, 2.3, or 2.4 hereof, then the actual amount of the benefit set forth in the Agreement shall control. If the Plan Administrator changes the discount rate employed for purposes of calculating the Accrual Balance, the Plan Administrator shall prepare or cause to be prepared a revised Schedule A, which shall supersede and replace any and all Schedules A previously prepared under or attached to this Agreement.

2.6 One Benefit Only. Subject to Article 5, the Executive and/or Beneficiary are entitled to one benefit only under Article 2 of this Agreement, which shall be determined by the first event to occur that is dealt with by Article 2 of this Agreement. Subsequent occurrence of events covered by this Article 2 shall not entitle the Executive and/or the Executive’s Beneficiary to additional benefits under Article 2.

2.7 Delayed Payments for Specified Employees and Savings Clause Relating to Compliance with Section 409A of the Code. In the event that § 409A of the Code applies to any benefit compensation with respect to a Separation from Service, payment of that benefit compensation shall be delayed if Executive is a “specified employee,” as defined in § 409A(a)(2)(B)(i) of the Code, and such delayed payment is required by § 409A of the Code. Such delay shall last six months from the date of Separation from Service. On the day following the end of the six-month period, the Company shall make a catch-up payment to Executive equal to the total amount of such payments that would have been made during the six-month period but for this section 2.8.

Furthermore, if any provision of this Agreement would subject the Executive to additional tax or interest under section 409A of the Code, the Company shall reform the provision. However, the Company shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Company shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under section 409A of the Code.

Article 3
Death Benefits

3.1 Death Before Normal Retirement Age. In the event the Executive should die while actively employed by the Company, at any time after the effective date of this Agreement, but prior to the Normal Retirement Date, the Company agrees to pay the benefit amount provided under section 2.1.1 of this Agreement for a period of fifteen (15) years in one hundred eighty (180) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following the Executive’s death, to the Executive’s Beneficiary. If there is no Beneficiary, then the amounts due to the Executive under the terms of this Agreement will be paid by the Company to the duly qualified personal representative, executor or administrator of the Executive’s estate. However, no benefits under this Agreement shall be paid or payable to the Executive’s Beneficiary if this Agreement is terminated under Article 5.

3.2 Death After Payment of Benefits Are Required under Article 2. If the Executive dies after benefits are required under Article 2 and any or all of the required payments have not been made, then the Company shall pay to the Executive’s Beneficiary the benefits or remaining benefits that would have been paid to the Executive had the Executive survived, at the same time and in the same amounts the benefits would have been paid to the Executive, except that the benefit distributions which have not commenced shall commence upon the earlier of the scheduled distribution date or within thirty (30) days following the date of receipt by the Company of the Executive’s death certificate. However, no benefits under this Agreement shall be paid or payable to the Executive’s Beneficiary if this Agreement is terminated under Article 5.

Article 4
Beneficiaries

4.1  Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and Spousal Consent, as necessary and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and Spousal Consent, as necessary and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form and Spousal Consent, as necessary, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive’s death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate.

4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Company may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Full distribution shall completely discharge the Company from all liability for the benefit.

Article 5
General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement, and this Agreement shall terminate if Separation from Service is the result of Termination for Cause.

5.2 Misstatement. No benefits shall be paid under this Agreement if the Executive makes any material misstatement of fact on any application or resume provided to the Company, on any application for life insurance purchased by the Company, or on any application for benefits provided by the Company.

5.3  Removal. If the Executive is removed from office or permanently prohibited from participating in the Company’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order.

5.4 Default. Notwithstanding any provision of this Agreement to the contrary, if the Company is in “default” or “in danger of default,” as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Company, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Federal Deposit Insurance Act section 13(c). 12 U.S.C. 1823(c). Rights of the parties that have already vested shall not be affected by such action, however.

Article 6
Claims and Review Procedures

6.1 Claims Procedure. A person or beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows -

  6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

  6.1.2 Timing of Company Response. The Company shall respond to the claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company may extend the response period by an additional 90 days by notifying the claimant in writing before the end of the initial 90-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Company expects to render its decision.

  6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of the denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

   6.1.3.1  the specific reasons for the denial; and

   6.1.3.2  a reference to the specific provisions of the Agreement on which the denial is based; and

   6.1.3.3  a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and

   6.1.3.4  an explanation of the Agreement’s review procedures and the time limits applicable to such procedures.

6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows -

  6.2.1 Initiation - Written Request. To initiate the review, within 60 days after receiving the Company’s notice of denial the claimant must file with the Company a written request for review.

  6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. Upon request and free of charge, the Company shall also provide the claimant reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim for benefits.

  6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

  6.2.4  Timing of Company Response. The Company shall respond in writing to the claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company may extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Company expects to render its decision.

  6.2.5  Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

   6.2.5.1  the specific reason for the denial; and

   6.2.5.2  a reference to the specific provisions of the Agreement on which the denial is based; and

   6.2.5.3  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim for benefits.

Article 7
Miscellaneous

7.1 Amendments and Termination. Subject to section 7.14 of this Agreement, this Agreement may be amended solely by a written agreement signed by the Company and by the Executive, and except for termination occurring under Article 5 this Agreement may be terminated solely by a written agreement signed by the Company and by the Executive.

7.2 Binding Effect. This Agreement shall bind the Executive, the Company, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time.

7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

7.5 Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had occurred.

7.6 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.7 Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

7.8 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay benefits. Rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

7.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. This Agreement amends and restates in its entirety the Original Agreement.

7.10 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

7.11 Headings. Captions and section headings are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

7.12  Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Company at the time of the delivery of such notice, and properly addressed to the Company if addressed to the Board of Directors, County Bank, 550 West Main Street, Merced, California 95340.

7.13 Termination or Modification of Agreement by Reason of Changes in the Law, Rules or Regulations. The Company is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Company reserves the right to terminate or modify this Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld.

7.14 Advice of Counsel. Before signing this Agreement, Executive either (x) consulted with and obtained advice from Executive’s independent legal counsel concerning the legal nature and operations of this Agreement, including its impact on Executive’s rights, privileges, and obligations, or (y) freely and voluntarily decided not to have the benefit of consultation with and advice of legal counsel.

Article 8
Administration of Agreement

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or the Chief Financial Officer of the Company or such person(s) as the board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2  Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method described in section 1.1.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Compliance with Section 409A of the Code. This Agreement shall at all times be administered in compliance with the requirements of §409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date.

8.7 Internal Revenue Code Section 280G, as amended. The Executive and Company acknowledge that for federal income tax purposes there is (i) the limitation on the deductibility by the Company and (ii) the imposition of an excise tax on the Executive for certain change in control benefits under, but not limited to section 280G of the Code and any successor to section 280G of the Code. If, after taking into account the Change in Control benefits in this Agreement to Executive and all other compensation payments to or for the benefit of the Executive that are included in determining the deductibility of such payments under section 280G of the Code or any successor to section 280G of the Code, it is determined that section 280G of the Code and section 4999 of the Code apply and result in an excess tax payable by Executive for such payments, then the amount of the Change in Control Benefits shall be increased to include a special lump sump payment payable to the Executive at the time of the Change in Control (subject to section 2.7 herein) equal to 60% of the amount of the Change in Control benefits that is included for purposes of determining the deductibility of such payments under Code section 280G or any successor to Code section 280G.

In Witness Whereof, the Executive and a duly authorized Company officer have signed this Amended and Restated Salary Continuation Agreement as of the date first written above.

The Executive:     The Company:
CAPITAL CORP OF THE WEST

By:/S/John Incandela    By: /S/Thomas T. Hawker
John Incandela      Thomas T. Hawker
Executive Vice President and   President and Chief Executive Officer
Chief Credit Officer